Exhibit 99.1

VeriFone, Inc.
2099 Gateway Place, Suite 600
San Jose, CA, 95110

www.verifone.com

Investor Contact:

William Nettles - Director Corporate
Development & IR

Tel: 408-232-7979

Email: ir@verifone.com

Editorial Contact:

Pete Bartolik

VeriFone, Inc.

Tel: 508-283-4112

Email: pete_bartolik@verifone.com

VeriFone Reports

Fourth Quarter and Fiscal 2006 Results

Fourth-Quarter Revenues Increased 20% to $157 Million

EBITDA, as adjusted, Margins Increased to 24.2% for the Quarter

Fourth Quarter Net Income, as adjusted, Increased 50% to $22.3 Million

SAN JOSE, CA – December 7, 2006 –  VeriFone Holdings, Inc. (NYSE: PAY), the global leader in secure electronic payment solutions, today announced financial results for the three months and fiscal year ended October 31, 2006.

Net revenues for the three months ended October 31, 2006 were $156.6 million, an increase of 20% over net revenues of $130.5 million for the comparable period of 2005.  The increase was driven by a 30% increase in net revenues from VeriFone’s International business and a 14% increase in net revenues from VeriFone’s North America business.

Gross margins, under generally accepted accounting principles (GAAP), for the three months ended October 31, 2006 were 46.0%, compared to 42.7% for the three months ended October 31, 2005.  Gross margins, excluding non-cash amortization of purchased intangibles and stock-based compensation expense, expanded for the eighth consecutive quarter and reached 47.1% for the three months ended October 31, 2006 compared to 44.0% for the comparable period of 2005.

Net income for the three months ended October 31, 2006 was $13.9 million, or $0.20 per diluted share, compared to $12.1 million, or $0.18 per diluted share, for the comparable period of fiscal 2005.  GAAP net income was impacted in the quarter by the $4.1 million after-tax write off of debt issuance costs, attributable to the refinancing of outstanding debt in connection with the Lipman acquisition.  Net income, as adjusted, which excludes non-cash amortization of purchased intangibles and debt issuance costs, as well as non-cash stock-based compensation expense, for the three months ended October 31, 2006 was $22.3 million, or $0.32 per diluted share, compared to $14.9 million, or $0.22 per diluted share, for the comparable period of fiscal 2005.

EBITDA, as adjusted, which excludes non-cash amortization of purchased intangibles and debt issuance costs, as well as non-cash stock-based compensation expense, expanded for the ninth consecutive quarter and reached a record level of $38.0 million, a 44% increase over the $26.5 million recorded in the three months ended October 31, 2005.  EBITDA, as adjusted, margins for the three months ended October 31, 2006 reached 24.2%, as compared to the 20.3% recorded in the three months ended October 31, 2005.

Net revenues for the fiscal year ended October 31, 2006 were $581.1 million, an increase of 20% over the $485.4 million recorded for fiscal 2005.

Net income for the fiscal year ended October 31, 2006 was $59.5 million, compared to $33.2 million for fiscal 2005.  Net income, as adjusted, for the fiscal year ended October 31, 2006 was $76.4 million, compared to $49.7 million, for fiscal 2005.

EBITDA, as adjusted, for the fiscal year ended October 31, 2006 was $130.4 million, an increase of 51% over the $86.4 million recorded for fiscal 2005.  EBITDA, as adjusted, margins for the fiscal year ended October 31, 2006 were 22.4%, compared to 17.8% for the comparable period of 2005.

“VeriFone has completed another outstanding quarter and achieved record revenue and earnings for fiscal year 2006.  This year was highlighted by our transformative acquisition of Lipman which combined the two strongest financial performers in the industry to create the world leader in payment technology,” said Douglas G. Bergeron, Chairman and Chief Executive Officer.

“We enter our new financial year poised to capitalize on our numerous competitive advantages and our very wide range of product offerings,” continued Bergeron.  “The integration of Lipman into VeriFone has been completed ahead of schedule and we have created a single-branded, unified company with tremendous scale advantages.  Already, we are enjoying several supply chain efficiencies and earnings accretion.”

“As a result, we have increased our internal expectations for fiscal Q1 2007 net earnings per share, as adjusted, to be in the range of $0.33 to $0.34.  We remain very confident of our prospects in fiscal 2007.”

Fourth Quarter Highlights

•                  VeriFone continued to gain strong momentum in the multi-lane retail vertical with key multi-million dollar competitive wins at IKEA and Kroger.  A major factor in the success of our multi-lane retail business is the MX870, the only large screen solution currently in the market for customers seeking to meet upcoming PCI deadlines.

•                  VeriFone benefited in Mexico from strong FIMPE activity, as we enjoy the vast majority of this ongoing business.  FIMPE is a non-profit private fund formed by financial institutions to promote and extend the benefits of access to the electronic payments network to small to medium size businesses and to foster the culture of electronic payments among merchants and consumers.

•                  VeriFone continued to make good progress in the UK market this quarter, as demonstrated by its competitive win of CardNet, a joint venture between Lloyds and First Data.  CardNet chose VeriFone as its primary supplier for desktop and mobile payment systems, offering an end-to-end service.

Financial Measures

Reconciliations for both of the non-GAAP measures presented in this press release are provided at the end of this press release.  Management uses the non-GAAP measures presented in this release to help them evaluate VeriFone’s performance and to compare VeriFone’s current results with those for prior periods as well as with the results of other companies in our industry, but cautions investors that these non-GAAP measures should not be considered as substitutes for disclosures made in accordance with GAAP.

Conference Call

The management of VeriFone will host a conference call, which will be simultaneously webcast, on December 7, 2006 at 1:30 p.m. (PST) to discuss VeriFone’s fourth quarter results.  Management may also provide forward looking guidance on this call.  To access the live conference call, the dial-in numbers are as follows:

Domestic callers: 800-291-5365

International callers: 617-614-3922

Passcode: 41604248

To access the audio webcast, please go to VeriFone’s website (http://ir.verifone.com) at least ten minutes prior to the call to register.  The recorded audio webcast will be available on VeriFone’s website until December 15, 2006.

A replay of the conference call, which can be accessed by dialing toll-free 888-286-8010, and outside the U.S. 617-801-6888, will be available until December 15, 2006.  The access code for the replay is 31150146.

-ends-

About VeriFone Holdings, Inc. (www.verifone.com)

VeriFone Holdings, Inc. (“VeriFone”) (NYSE: PAY) is the global leader in secure electronic payment solutions. VeriFone provides expertise, solutions and services that add value to the point of sale with merchant-operated, consumer-facing and self-service payment systems for the financial, retail, hospitality, petroleum, government and healthcare vertical markets.  VeriFone solutions are designed to meet the needs of merchants, processors and acquirers in developed and emerging economies worldwide.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological and/or regulatory factors, and other risks and uncertainties affecting the operation of the business of VeriFone Holdings, Inc. These risks and uncertainties include: the status of our relationship with and condition of third parties upon whom we rely in the conduct of our business, our dependence on a limited number of customers, uncertainties related to the conduct of our business internationally, our ability to effectively hedge our exposure to foreign currency exchange rate fluctuations, our dependence on a limited number of key employees, short product cycles, rapidly changing technologies and maintaining competitive leadership position with respect to our payment solution offerings, our ability to identify and complete acquisitions and strategic investments and successfully integrate them into our business, and our ability to protect against fraud. For a further list and description of such risks and uncertainties, see our filings with the Securities and Exchange Commission, including our quarterly reports on Form 10-Q and our annual report on Form 10-K.  VeriFone is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

VERIFONE HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)

	Three Months Ended			Years Ended
	October 31,			October 31,
	2006	2005	Change	2006	2005	Change
	(unaudited)
Net revenues:
System Solutions	$138,373	$114,950	20%	$517,154	$429,741	20%
Services	18,260	15,540	18	63,916	55,626	15
Total net revenues	156,633	130,490	20	581,070	485,367	20
Cost of net revenues:
System Solutions(2)	73,922	64,967	14	281,423	252,476	11
Amortization of purchased core and developed technology assets	1,542	1,680	-8	5,625	6,935	-19
Total cost of System Solutions net revenues	75,464	66,647	13	287,048	259,411	11
Services(2)	9,086	8,177	11	32,477	29,131	11
Total cost of net revenues	84,550	74,824	13	319,525	288,542	11

Gross profit	72,083	55,666	29	261,545	196,825	33
Operating expenses:(2)
Research and development	11,999	11,479	5	47,353	41,830	13
Sales and marketing	15,821	13,921	14	58,607	52,231	12
General and administrative	11,946	8,002	49	42,573	29,609	44
Amortization of purchased intangible assets	1,226	1,159	6	4,703	4,967	-5
Total operating expenses	40,992	34,561	19	153,236	128,637	19

Operating income	31,091	21,105	47	108,309	68,188	59
Interest expense	(3,703)	(3,426)	8	(13,617)	(15,384)	-11
Interest income	820	398	nm	3,372	598	nm
Other expense, net	(6,465)	(360)	nm	(6,394)	(6,673)	nm
Income before income taxes	21,743	17,717	23	91,670	46,729	96
Provision for income taxes	7,817	5,657	38	32,159	13,490	138

Net income	$13,926	$12,060	15%	$59,511	$33,239	79%

Net income per share:
Basic	$0.21	$0.19		$0.90	$0.57
Diluted	$0.20	$0.18		$0.86	$0.54

Weighted-average shares used in computing net income per common share:
Basic	67,065	64,137		66,217	58,318
Diluted	69,052	67,112		68,894	61,460

VERIFONE HOLDINGS, INC. AND SUBSIDIARIES

ADDITIONAL CONSOLIDATED STATEMENTS OF OPERATIONS DISCLOSURES

(IN THOUSANDS, EXCEPT PERCENTAGES)

	Three Months Ended		Years Ended
	October 31,		October 31,
	2006	2005	2006	2005
	(unaudited)
Gross profit as reported	$72,083	$55,666	$261,545	$196,825
Amortization of purchased core and developed technology assets	1,542	1,680	5,625	6,935
Stock-based compensation	190	114	709	187
Gross profit excluding amortization of purchased core and developed technology assets and stock-based compensation(3)	$73,815	$57,460	$267,879	$203,947
As a percentage of net revenues:
Gross profit as reported	46.0%	42.7%	45.0%	40.6%
Gross profit excluding amortization of purchased core and developed technology assets and stock-based compensation	47.1%	44.0%	46.1%	42.0%

	Three Months Ended		Year Ended
	October 31,		October 31,
	2006	2005	2006	2005
	(unaudited)
(2)Stock-based compensation included above:
Cost of net revenues - System Solutions	$190	$114	$709	$187
Research and development	478	173	1,194	358
Sales and marketing	748	308	2,057	663
General and administrative	786	177	2,040	479
	$2,202	$772	$6,000	$1,687

(1) “nm” means not meaningful.

(2) The Company adopted the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123(R), “Share-Based Payment” effective May 1, 2005 using the modified-prospective transition method. For periods prior to May 1, 2005, the Company followed the recognition and measurement provisions of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees.”

(3) Management uses gross profit without amortization of purchased core and developed technology assets and stock-based compensation, a non-GAAP measure, to evaluate the Company’s gross profit and to compare the Company’s current results with those of prior periods, but cautions that it should not be considered as a substitute for disclosures made in accordance with GAAP.

VERIFONE HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

	October 31,
	2006	2005
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$86,564	$65,065
Marketable securities	—	16,769
Accounts receivable, net of allowances of $2,364 and $1,571	119,839	87,424
Inventories	86,631	33,501
Other current assets	26,210	20,835
Total current assets	319,244	223,594

Equipment and improvements, net	7,300	5,873
Purchased intangible assets, net	16,544	18,912
Goodwill	52,689	47,260
Other assets	57,168	31,713

Total assets	$452,945	$327,352

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$66,685	$47,161
Income taxes payable	5,951	8,746
Deferred revenue, net	23,567	15,523
Other current liabilities	54,480	37,729
Current portion of long-term debt	1,985	1,994
Total current liabilities	152,668	111,153

Deferred revenue	7,371	6,835
Long-term debt, less current portion	190,904	180,812
Other long-term liabilities	3,261	2,014

Total stockholders’ equity	98,741	26,538

Total liabilities and stockholders’ equity	$452,945	$327,352

VERIFONE HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

	Three Months Ended		Years Ended
	October 31,		October 31,
	2006	2005	2006	2005
	(unaudited)		(unaudited)
Cash flows from operating activities
Net income	$13,926	$12,060	$59,511	$33,239
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of purchased intangibles	2,768	2,839	10,328	11,902
Depreciation and amortization of equipment and improvements	973	1,399	3,505	3,691
Amortization of capitalized software	339	393	1,231	1,173
Amortization of interest rate caps	—	29	236	109
Amortization of debt issuance costs	286	259	1,105	1,150
Stock-based compensation	2,202	772	6,000	1,687
Non-cash portion of loss on debt extinguishment	6,359	—	6,359	2,898
Other	22	(17)	(52)	(17)
Net cash provided by operating activities before changes in working capital	26,875	17,734	88,223	55,832
Changes in operating assets and liabilities:
Accounts receivable, net	(9,841)	(13,119)	(28,938)	(8,817)
Inventories, net	(11,614)	(2,504)	(51,983)	(3,407)
Deferred tax assets	(3,138)	(5,705)	(5,801)	(9,853)
Prepaid expenses and other current assets	(3,240)	(1,389)	(4,444)	(269)
Other assets	(1,182)	(1,119)	(2,106)	(1,118)
Accounts payable	1,768	11,699	17,189	3,227
Income taxes payable	1,111	7,764	1,542	2,403
Tax benefit from stock-based compensation	(748)	(423)	(3,414)	(441)
Accrued compensation	2,456	1,650	2,656	838
Accrued warranty	(415)	(144)	(1,301)	1,448
Deferred revenue, net	1,641	1,009	7,150	3,464
Deferred tax liabilities	64	(3,017)	64	(2,047)
Accrued expenses and other liabilities	(630)	2,107	(2,090)	(1,101)
Net cash provided by operating activities	3,107	14,543	16,747	40,159

Cash flows from investing activities
Software development costs capitalized	(268)	(172)	(1,999)	(863)
Purchases of equipment and improvements	(886)	(955)	(3,666)	(3,121)
Purchases of other assets	(230)	(245)	(903)	(863)
Purchases of marketable securities	—	(23,952)	(125,034)	(23,952)
Sales and maturities of marketable securities	14,544	7,200	141,869	7,200
Transaction costs, pending acquistions	(928)	—	(3,425)	—
Acquisition of business, net of cash and cash equivalents acquired	(10,867)	51	(10,867)	(13,405)
Net cash provided by (used in) investing activities	1,365	(18,073)	(4,025)	(35,004)

Cash flows from financing activities
Proceeds from long-term debt, net of costs	184,060	—	184,060	—
Repayments of long-term debt	(181,166)	(465)	(182,552)	(78,972)
Repayments of capital leases	(19)	(53)	(144)	(409)
Proceeds from revolving promissory notes payable and revolver	—	—	—	19,680
Repayments of revolving promissory notes payable and revolver	—	—	—	(19,680)
Proceeds from issuance of common stock	—	51,950	—	136,950
Payments of IPO and follow-on financing costs	—	(4,102)	—	(11,444)
Proceeds from exercises of stock options	936	606	3,056	753
Tax benefit of stock-based compensation	748	423	3,414	441
Net cash provided by financing activities	4,559	48,359	7,834	47,319
Effect of foreign currency exchange rate changes on cash	(68)	145	943	(114)
Net increase in cash and cash equivalents	8,963	44,974	21,499	52,360
Cash and cash equivalents, beginning of period	77,601	20,091	65,065	12,705
Cash and cash equivalents, end of period	$86,564	$65,065	$86,564	$65,065

Supplemental disclosures of cash flow information
Cash paid for interest	$3,389	$3,859	$12,402	$14,843
Cash paid for income taxes	$10,372	$6,305	$37,253	$22,350

SUPPLEMENTAL DATA

VERIFONE HOLDINGS, INC. AND SUBSIDIARIES

GEOGRAPHIC REVENUE INFORMATION

(IN THOUSANDS, EXCEPT PERCENTAGES)

	Three Months Ended			Years Ended
	October 31,			October 31,
	2006	2005	Change	2006	2005	Change

North America	$90,628	$79,566	14%	$333,673	$289,720	15%
Latin America	29,799	18,935	57	104,225	71,265	46
Europe	28,135	23,110	22	108,889	88,995	22
Asia	8,658	9,084	-5	35,269	36,087	-2
Corporate	(587)	(205)	nm	(986)	(700)	41
	$156,633	$130,490	20%	$581,070	$485,367	20%

SUPPLEMENTAL DATA

VERIFONE HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PERCENTAGES)

	Three Months Ended October 31,			Years Ended October 31,
	2006	2005	Change	2006	2005	Change

U.S. GAAP net income	$13,926	$12,060	15%	$59,511	$33,239	79%
Provision for income taxes	7,817	5,657	38	32,159	13,490	138
Interest expense	3,703	3,426	8	13,617	15,384	-11
Interest income	(820)	(398)	nm	(3,372)	(598)	nm
Depreciation and amortization of equipment and improvements	973	1,399	-30	3,505	3,691	-5
Amortization of capitalized software	339	393	-14	1,231	1,173	5
Amortization of purchased intangible assets	2,768	2,839	-3	10,328	11,902	-13
Amortization of step-up in deferred revenue on acquisition	587	205	186	986	700	41
Amortization of step-up in inventory on acquisition	121	—	nm	121	—	nm
Stock-based compensation(2)	2,202	772	185	6,000	1,687	256
Management fees to majority stockholder	—	—	nm	—	125	nm
Loss on debt extinguishment and debt repricing fee	6,359	100	nm	6,359	5,630	13
EBITDA as adjusted (3)	$37,975	$26,453	44%	$130,445	$86,423	51%

U.S. GAAP net income	$13,926	$12,060	15%	$59,511	$33,239	79%
Amortization of purchased intangible assets	2,768	2,839	-3	10,328	11,902	-13
Amortization of step-up in deferred revenue on acquisition	587	205	186	986	700	41
Amortization of step-up in inventory on acquisition	121	—	nm	121	—	nm
Stock-based compensation(2)	2,202	772	185	6,000	1,687	256
Amortization of debt issuance costs	286	259	10	1,105	1,150	-4
Interest adjustment on debt repaid on initial public offering	—	—	nm	—	3,157	nm
Loss on debt extinguishment and debt repricing fee	6,359	100	nm	6,359	5,630	13
Total adjustments	12,323	4,175	195	24,899	24,226	3

Tax effect of adjustments	3,943	1,336	195	7,968	7,752	3
Estimated long term tax rate	32%	32%	nm	32%	32%	nm
Net adjustments	8,380	2,839	195	16,931	16,474	3

Net Income as Adjusted (3)	$22,306	$14,899	50%	$76,442	$49,713	54%

Net Income as Adjusted per diluted share	$0.32	$0.22		$1.11	$0.81

Weighted-average shares used in computing diluted net income as adjusted per common share	69,052	67,112		68,894	61,460

(1) “nm” means not meaningful.

(2) The Company adopted the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123(R), “Share-Based Payment” effective May 1, 2005 using the modified-prospective transition method. For periods prior to May 1, 2005, the Company followed the recognition and measurement provisions of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees.”

(3) Management uses EBITDA as Adjusted and Net Income as Adjusted, both non-GAAP measures to evaluate the Company’s operating performance and compare the Company’s current results with those for prior periods, but cautions that they should not be considered as substitutes for disclosures made in accordance with GAAP.

VERIFONE HOLDINGS, INC.

RECONCILIATION OF GUIDANCE FOR NON-GAAP FINANCIAL MEASURES

TO PROJECTED GAAP REVENUE AND NET INCOME

(In $ million, except per share data; unaudited)

	Three months ending January 31, 2007
	Non-GAAP				GAAP
	Range of Estimates				Range of Estimates
	From	To	Adjustments		From	To
Net income	$27.5	$28.5	$(25.6	)(a)	$1.9	$2.9

Net income per share - diluted	$0.33	$0.34			$0.02	$0.03

Shares used to compute net income per share (millions)	83.3	83.3			83.3	83.3

(a)   Reflects estimated adjustments as follows:

	Before Tax	After Tax @28%

(i) Amortization of purchased core and developed technology assets	$13.0	$9.2
(ii) Step-up in inventory on acquisition	7.0	5.1
(iii) In-process research and development	5.5	4.0
(iv) Stock compensation expenses	5.2	3.8
(v) Amortization of step-up in deferred revenue on acquisition	4.5	3.2
(vi) Amortization of debt issuance costs	0.4	0.3
	$35.6	$25.6